Exhibit 8

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) dated as of this ___ day of ____ 2021 by and among RYSE Inc, a Canadian corporation (the “Company”), having an address at 20 Camden St. Suite 200, Toronto, ON M5V 1V1; Rialto Markets LLC, having an address at 42 Broadway, Ste. 12-129, NY, NY, 10004 (“Placement Agent”), and Piermont Bank (the “Escrow Agent”), with its principal corporate trust office at 4 Bryant Park, 3rd Fl, NY, NY 10018. The Company and the Placement Agent, each a “Party,” are collectively referred to as “Parties” and individually, a “Party.”

All capitalized terms not herein defined shall have the meaning ascribed to them in that certain Subscription Agreement, dated as of or about _________, 2021, as amended or supplemented from time-to-time, including all attachments, schedules and exhibits thereto (the “Subscription Agreement”).

W I T N E S S E T H:

WHEREAS, the Company proposes to sell (the “Financing Transaction”) a maximum of _______shares of our common stock, par value $_____ (“Common Stock”), at an offering price of $___ per share (the “Shares”) for an offering amount of $_____; provided, however, that the Company and the Selling Agent (as defined below) may, in their mutual discretion, determine to offer and sell an additional _____ Shares for aggregate gross proceeds of $______, in a public offering (the “Offering”) to investors (each, an “Investor”); and

WHEREAS, subject to all conditions to closing being satisfied or waived, the closing(s) of the Offering shall take place from time to time until the earlier of (a) the date which is one year after this Offering being qualified by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), or (b) the date on which this Offering is earlier terminated by the Company in its sole discretion (the “Termination Date”) (the earlier of (a) or (b), the “Final Termination Date”); and

WHEREAS, there is no minimum offering amount and all funds shall only be returned to the potential Investors in the event the Offering is not consummated or if the Company, in its sole discretion, rejects all or a part of a particular potential Investor’s subscription; and

WHEREAS, in connection with the Financing Transaction contemplated by the Subscription Agreement, the Company entered into a Placement Agent Agreement between the Company and the Placement Agent, and certain other agreements, documents, instruments and certificates necessary to carry out the purposes thereof, including without limitation the Subscription Agreement (collectively, the “Transaction Documents”); and

WHEREAS, the Company and Placement Agent desire to establish an escrow account with the Escrow Agent into which the Company and Placement Agent shall instruct the Investors to deposit checks and other instruments for the payment of money made payable to the order of “Piermont Bank” as Escrow Agent for ______ Escrow,” and the Escrow Agent is willing to accept said checks and other instruments for the payment of money in accordance with the terms hereinafter set forth; and

WHEREAS, the Company and Placement Agent represent and warrant to the Escrow Agent that they have not stated to any individual or entity that the Escrow Agent’s duties will include anything other than those duties stated in this Agreement; ~~and~~

WHEREAS, THE ISSUER AND THE PLACEMENT AGENT UNDERSTAND THAT THE ESCROW AGENT, BY ACCEPTING THE APPOINMTMENT AND DESIGNATION AS ESCROW AGENT HEREUNDER, IN NO WAY ENDORSES THE MERITS OF THE OFFERING OF THE SECURITIES. THE ISSUER AND THE PLACEMENT AGENT AGREE TO NOTIFY ANY PERSON ACTING ON ITS BEHALF THAT THE ESCROW AGENT’S POSITION AS ESCROW AGENT DOES NOT CONSTITUTE SUCH AN ENDORSEMENT, AND TO PROHIBIT SAID PERSONS FROM THE USE OF THE ESCROW AGENT’S NAME AS AN ENDORSER OF SUCH OFFERING. The Issuer and the Placement Agent further agree to include with any sales literature, in which the Escrow Agent’s name appears and which is used in connection with such offering, a statement to the effect that the Escrow Agent in no way endorses the merits of the offering; and

1

WHEREAS, the Company and Placement Agent represent and warrant to the Escrow Agent that a copy of each document that has been delivered to the Investor and third parties that include Escrow Agent’s name and duties, has been attached hereto as Schedule I.

NOW, THEREFORE, IT IS AGREED as follows:

Article 1

ESCROW DEPOSIT

Section 1.1 Delivery of Escrow Funds.

(a)        Placement Agent and the Company shall instruct the Investor to deliver to Escrow Agent checks made payable to the order of “Piermont Bank as Escrow Agent for ______Escrow”, or wire transfer to:

Piermont Bank

ABA #:

A/C #: TBD

A/C Name: ______ Escrow

Attn:

International Wires:

[bank]

[City], [State]

ABA:

SWIFT:

Beneficiary Bank: Piermont Bank

Beneficiary ABA:

A/C #: TBD

A/C Name: _____Escrow

All such checks and wire transfers remitted to the Escrow Agent shall be accompanied by information identifying each Investor, subscription, the Investor’s social security or taxpayer identification number and address. In the event the Investor’s address and/or social security number or taxpayer identification number are not provided to Escrow Agent by the Investor, then Placement Agent and/or the Company agree to promptly upon request provide Escrow Agent with such information in writing. The checks or wire transfers shall be deposited into a non interest-bearing account at Piermont Bank entitled “Piermont Bank as Escrow Agent for ________Escrow” (the “Escrow Account”).

(b)       The collected funds deposited into the Escrow Account are referred to as the “Escrow Funds.”

(c)       The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. If, for any reason, any check deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to return the check to the Investor and advise the Company and Placement Agent promptly thereof.

(d)       All funds received by the Escrow Agent shall be held only in non-interest bearing bank accounts at Piermont Bank

2

Section 1.2 Release of Escrow Funds. The Escrow Funds shall be paid by the Escrow Agent in accordance with the following:

(a)       In the event that the Company advises the Escrow Agent in writing that the Offering has been terminated (the “Termination Notice”), the Escrow Agent shall promptly return the funds paid by each Investor to such Investor without interest or offset.

(b)       At each Closing, the Company and the Placement Agent shall provide the Escrow Agent with written instructions regarding the disbursement of the Escrow Funds in accordance with Exhibit A attached hereto and made a part hereof and signed by the Company and the Placement Agent (the “Disbursement Instructions”).

(c)       If by 5:00 P.M. Eastern time on the Final Termination Date, the Escrow Agent has not received written Disbursement Instructions from the Company and Placement Agent regarding the disbursement of the Escrow Funds in the Escrow Account, if any, then the Escrow Agent shall promptly return such Escrow Funds, if any, to the Investors without interest or offset. The Escrow Funds returned to the Investors shall be free and clear of any and all claims of the Escrow Agent.

(d)       The Escrow Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal.

(e)        The Placement Agent or the Company will provide the Escrow Agent with the payment instructions for each Investor, to whom the funds should be returned in accordance with this section.

(f)        In the event that Escrow Agent makes any payment to any other party pursuant to this Escrow Agreement and for any reason such payment (or any portion thereof) is required to be returned to the Escrow Account or another party or is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a receiver, trustee or other party under any bankruptcy or insolvency law, other federal or state law, common law or equitable doctrine, then the recipient party shall repay to the Escrow Agent upon written request the amount so paid to it.

(g)       The Escrow Agent shall, in its sole discretion, comply with judgments or orders issued or process entered by any court with respect to the Escrow Amount, including without limitation any attachment, levy or garnishment, without any obligation to determine such court's jurisdiction in the matter and in accordance with its normal business practices. If the Escrow Agent complies with any such judgment, order or process, then it shall not be liable to any of the Parties or any other person by reason of such compliance, regardless of the final disposition of any such judgment, order or process.

(h)       Each Party understands and agrees that Escrow Agent shall have no obligation or duty to act upon a Written Direction delivered to Escrow Agent for the disbursement of Escrow Amount under this Agreement if such Written Direction is not

(i) in writing,

(ii) signed by representatives of both Parties listed in Schedule II to this Agreement, in each case, each such individual an “Authorized Representative” of such Party), and

(iii) delivered to, and able to be authenticated by, Escrow Agent in accordance with Section 2.3 below.

3

(i)       Upon request by any Party, the Escrow Agent set up each Party with on-line access to the account(s) established pursuant to this Agreement, which each Party can use to view and verify transaction on such account(s).

(j)       A Party may specify in a written notice for the disbursement of funds whether such Escrow Amount shall be disbursed by way of wire transfer or check. If the written notice for the disbursement of funds does not so specify the disbursement means, Escrow Agent may disburse the Escrow Amount by wire transfer.

Section 1.3 Written Direction and Other Instruction.

(a)      With respect to any Written Direction or any other notice, direction or other instruction required to be delivered by a Party to Escrow Agent under this Agreement, Escrow Agent is authorized to follow and rely upon any and all such instructions given to it from time to time if the Escrow Agent believes, in good faith, that such instruction is genuine and to have been signed by an Authorized Representative of such Party. Escrow Agent shall have no duty or obligation to verify that the person who sent such instruction is, in fact, a person duly authorized to give instructions on behalf of a Party, other than to verify that the signature of the Authorized Representative on any such instruction appears to be the signature of such person. Each Party acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to Escrow Agent, and that there may be more secure methods of transmitting instructions other than the method selected by such Party. Escrow Agent shall have no responsibility or liability for any loss which may result from (i) any action taken or not taken by Escrow Agent in good faith reliance on any such signatures or instructions, (ii) as a result of a Party’s reliance upon or use of any particular method of delivering instructions to Escrow Agent, including the risk of interception of such instruction and misuse by third parties, or (iii) any officer or Authorized Representative of a Party named in Schedule II delivered hereunder prior to actual receipt by Escrow Agent of a more current incumbency certificate or an updated Schedule II and a reasonable time for Escrow Agent to act upon such updated or more current certificate or Exhibit.

(b)      Each Party may, at any time, update Schedule II by signing and submitting to Escrow Agent an update of such Schedule. Any updated Schedule shall not be effective unless Escrow Agent countersigns a copy thereof. Escrow Agent shall be entitled to a reasonable time to act to implement any changes on an updated Schedule II.

Section 1.4 Delivery and Authentication of Written Direction.

(a)      A Written Direction must be delivered to Escrow Agent by one of the delivery methods set forth in Section 4.3.

(b)      Each Party and Escrow Agent hereby agree that the following security procedures will be used to verify the authenticity of a Written Direction delivered by any Party to Escrow Agent under this Agreement:

(i)	The Written Direction must include the name and signature of the person delivering the disbursement request to Escrow Agent. Escrow Agent will check that the name and signature of the person identified on the Written Direction appears to be the same as the name and signature of an Authorized Representative of such Party;

(ii)	Escrow Agent will make a telephone call to an Authorized Representative of the Party purporting to deliver the Written Direction (which Authorized Representative may be the same as the Authorized Representative who delivered the Written Direction) at any telephone number for such Authorized Representative as set forth on Exhibit A to obtain oral confirmation of delivery of the Written Direction. If the Written Direction is a joint written notice of the Parties, the Escrow Agent shall call back an Authorized Representative of both of those Parties; and

(iii)	If the Written Direction is sent by email to Escrow Agent, Escrow Agent also shall review such email address to verify that it appears to have been sent from an email address for an Authorized Representative of one of the Parties as set forth on Schedule II, as applicable, or from an email address for a person authorized under Schedule II to email a Written Direction to Escrow Agent on behalf of the Authorized Representative).

4

(c)      Each Party acknowledges and agrees that given its particular circumstances, including the nature of its business, the size, type and frequency of its instructions, transactions and files, internal procedures and systems, the alternative security procedures offered by Escrow Agent and the security procedures in general use by other customers and banks similarly situated, the security procedures set forth in this Section 2.3 are a commercially reasonable method of verifying the authenticity of a payment order in a Written Direction.

(d)      Escrow Agent is authorized to execute, and each Party expressly agrees to be bound by any payment order in a Written Direction issued in its name (and associated funds transfer) (i) that is accepted by Escrow Agent in accordance with the security procedures set forth in this Section 2.3, whether or not authorized by such Party and/or (ii) that is authorized by or on behalf of such Party or for which such Party is otherwise bound under the law of agency, whether or not the security procedures set forth in this Section 2.3 were followed, and to debit the Escrow Account for the amount of the payment order. Notwithstanding anything else, Escrow Agent shall be deemed to have acted in good faith and without negligence, gross negligence or misconduct if Escrow Agent is authorized to execute the payment order under this Section 2.3. Any action taken by Escrow Agent pursuant to this paragraph prior to Escrow Agent’s actual receipt and acknowledgement of a notice of revocation, cancellation or amendment of a Written Direction shall not be affected by such notice.

(e)      The security procedures set forth in this Section 2.3 are intended to verify the authenticity of payment orders provided to Escrow Agent and are not designed to, and do not, detect errors in the transmission or content of any payment order. Escrow Agent is not responsible for detecting an error in the payment order, regardless of whether any of the Parties believes the error was apparent, and Escrow Agent is not liable for any damages arising from any failure to detect an error.

(f)      When instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), Escrow Agent, and any other banks participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named. Each Party agrees to be bound by the rules of any funds transfer network used in connection with any payment order accepted by Escrow Agent hereunder.

(g)      Escrow Agent shall not be obliged to make any payment requested under this Escrow Agreement if it is unable to validate the authenticity of the request by the security procedures set forth in this Section 2.3. Escrow Agent’s inability to confirm a payment order may result in a delay or failure to act on that payment order. Notwithstanding anything else in this Agreement, Escrow Agent shall not be required to treat a payment order as having been received until Escrow Agent has authenticated it pursuant to the security procedures in this Section 2.3 and shall not be liable or responsible for any losses arising in relation to such delay or failure to act.

ARTICLE 2

PROVISIONS CONCERNING THE ESCROW AGENT

Section 2.1 Acceptance by Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a)      The Escrow Agent may act in reliance upon any signature reasonably believed by it to be genuine, and may assume that any person who has been designated by Placement Agent or the Company to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions. The names and true signatures of each individual authorized to act singly on behalf of the Company and Placement Agent are stated in Schedule II, which is attached hereto and made a part hereof. The Company and Placement Agent may each remove or add one or more of its authorized signers stated on Schedule II by notifying the Escrow Agent in writing of such change in accordance with this Agreement, which notice shall include the true signature for any new authorized signatories. The Escrow Agent shall be entitled to rely upon any order, judgment, opinion, or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof.

5

(b)      The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c)      In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction.

(d)       The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent’s obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be to the extent not prohibited by applicable law (i) to accept checks or other instruments for the payment of money and wire transfers delivered to the Escrow Agent for the Escrow Account and deposit said checks and wire transfers into the non-interest bearing Escrow Account, and (ii) to disburse or refrain from disbursing the Escrow Funds as stated above, provided that the checks received by the Escrow Agent have been collected and are available for withdrawal. The Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

(e)       The Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement by the Company beyond the specific terms hereof. Without limiting the foregoing, the Escrow Agent shall dispose of the Escrow Funds in accordance with the express provisions of this Agreement, and has not reviewed and shall not make, be required to make or be liable in any manner for its failure to make, any determination under the Transaction Documents, or any other agreement, including, without limitation, any determination of whether (i) the Company has complied with the terms of the Transaction Documents, (ii) an investment in the Shares is suitable for the proposed Investors, or (iii) the Transaction Documents complies with applicable securities laws.

(f)       No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. The Escrow Agent is acting under this Agreement as a stakeholder only and shall be considered an independent contractor with respect to each Party. No term or provision of this Agreement is intended to create, nor shall any such term or provision be deemed to have created, any trust, joint venture, partnership, or debtor/creditor relationship between or among the Escrow Agent and any of the Parties.

(g)      In no event shall the Escrow Agent be liable for any lost profits, lost savings or other special, exemplary, consequential or incidental damages even if the Escrow Agent has been advised of the likelihood of such loss or damage.

Section 2.2. Indemnification. Placement Agent and the Company agree, jointly and severally, to indemnify and hold the Escrow Agent and its employees, officers, directors and agents harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to reasonable attorney’s fees) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to this Escrow Agreement unless caused by the Escrow Agent’s gross negligence or willful misconduct. Placement Agent and the Company agree, jointly and severally, to pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Funds incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent with respect to any amounts that it is obligated to pay in the way of such taxes. Escrow Agent shall not incur any liability for performing or not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent, including, without limitation, war (whether declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; the act, failure or neglect of the parties hereto (other than Escrow Agent) or any of their agents; any delay, error, omission or default of any mail, courier, facsimile or wireless agency or operator; or the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers. The terms of this paragraph shall survive termination of this Agreement.

6

Section 2.3. Limitation of Liability. the escrow agent SHALL NOT be liable, directly or indirectly, for any (i) damages, Losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which have been finally adjudicated to have DIRECTLY resulted from the escrow agent’s gross negligence or willful misconduct, or (ii) special, Indirect or consequential damages or LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), even if the escrow agent has been advised of the possibility of such LOSSES OR damages AND REGARDLESS OF THE FORM OF ACTION.

Section 2.4. Resignation and Termination of the Escrow Agent. The Escrow Agent may resign at any time by giving 30 days’ prior written notice of such resignation to Placement Agent and the Company. Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold as depositary the Escrow Funds that it receives until the end of such 30-day period. In such event, the Escrow Agent shall not take any action, other than receiving and depositing the Investor’s checks and wire transfers in accordance with this Agreement, until the Company has designated a banking corporation, trust company, attorney or other person as successor. Upon receipt of such written designation signed by Placement Agent and the Company, the Escrow Agent shall promptly deliver the Escrow Funds to such successor and shall thereafter have no further obligations hereunder. If such instructions are not received within 30 days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor. In either case provided for in this paragraph, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

Section 2.5 Termination. The Company and Placement Agent may terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect, which date shall be at least 30 days from the date of such notice. In the event of such termination, the Company and Placement Agent shall, within 30 days of such notice, appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by the Company and Placement Agent, turn over to such successor escrow agent all of the Escrow Funds; provided, however, that if the Company and Placement Agent fail to appoint a successor escrow agent within such 30-day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof. Upon receipt of the Escrow Funds, the successor escrow agent shall become the escrow agent hereunder and shall be bound by all of the provisions hereof and the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds and under this Agreement.

Section 2.6 Compensation. Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to compensation as stated in the schedule attached hereto as Schedule III, which fee shall be paid by the Company upon the signing of this Agreement. In addition, the Company shall be obligated to reimburse Escrow Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement or the Escrow Account, including reasonable attorney’s fees. Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. To the extent the Escrow Agent has incurred any such expenses, or any such fee becomes due, prior to any closing, the Escrow Agent shall advise the Company and the Company shall direct all such amounts to be paid directly at any such closing. The terms of this paragraph shall survive termination of this Agreement.

Section 2.7. Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

7

Section 2.8. Attachment of Escrow Amount; Compliance with Legal Orders. In the event that any Escrow Amount shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Amount, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction. In the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any Party or to any other person, firm or corporation, should, by reason of such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 2.9 Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

Section 2.10 Compliance with Legal Orders. Escrow Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.

Section 2.11 No Financial Obligation. Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in Escrow Agent's sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

ARTICLE 3
MISCELLANEOUS

Section 3.1. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of each Party and the Escrow Agent and their respective successors and permitted assigns. No other persons shall have any rights under this Agreement.  No assignment of the interest of any of the Parties shall be binding unless and until written notice of such assignment shall be delivered to the other Parties and Escrow Agent and shall require the prior written consent of the other Parties and Escrow Agent (such consent not to be unreasonably withheld).

Section 3.2. Escheat. Each Party is aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the applicable state. The Escrow Agent shall have no liability to any of the Parties, their respective heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Amount escheat by operation of law.

8

Section 3.3. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile (followed by first-class mail), by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below:

If to Placement Agent:

Company

Name

Title

Company

Address

Telephone #

Email Address

If to the Company:

Company

Name: Trung Pham

Title: CEO

Company: RYSE INC.

Address: 20 Camden St. Suite 200, Toronto, Ontario, M5V 1V1, Canada

Telephone #:

Email Address: trung@helloryse.com

Copy:

Name

Title

Company

Address

Telephone #

Email Address

If to Escrow Agent:

Piermont Bank

4 Bryant Park

Third Floor

New York, New York 10018

Attention: Steve LaFredo

Phone: (212) 266-9213

9

Section 3.4. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each Party and Escrow Agent hereby consents to the exclusive personal jurisdiction of the courts located in the State of Delaware in the event of a dispute arising out of or under this Agreement. Each Party and Escrow Agent hereby irrevocably waives any objection to the laying of the venue of any suit, action or proceeding and irrevocably submits to the exclusive jurisdiction of such court in such suit, action or proceeding.

Section 3.5. Entire Agreement. This Agreement and the Exhibits attached hereto (as updated from time to time in accordance herewith) set forth the entire agreement and understanding of the parties related to the Escrow Amount.

Section 3.6. Amendment. This Agreement may be amended, modified, superseded, rescinded, or canceled only by a written instrument executed by each of the Parties and the Escrow Agent.

Section 3.7. Waivers. The failure of any party to this Agreement at any time or times to require performance of any provision under this Agreement shall in no manner affect the right at a later time to enforce the same performance. A waiver by any party to this Agreement of any such condition or breach of any term, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall neither be construed as a further or continuing waiver of any such condition or breach nor a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Agreement.

Section 3.8. Headings. Section headings of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions of this Escrow Agreement.

Section 3.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

Section 3.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO AND THE ESCROW AGENT EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTERCLAIM RELATING TO OR ARISING OUT OF THIS AGREEMENT.

Section 3.11 Form of Signature. The Parties and the Escrow Agent agree to accept a facsimile or email PDF transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any modification or amendment of this Agreement; provided, however, that each party who produces a facsimile or email PDF signature agrees, by the express terms hereof, if requested by another party hereto, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

Section 3.12 Termination. This Agreement will terminate upon the Final Termination Date.

Section 3.13 Anti-Terrorism/Anti-Money Laundering Laws.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT - To help the United States government fight the funding of terrorism or money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens a new account. What this means for the parties to this Agreement: the Escrow Agent will ask for your name, address, date of birth, and other information that will allow the Escrow Agent to identify you (e.g., your social security number or tax identification number.) The Escrow Agent may also ask to see your driver’s license or other identifying documents (e.g., passport, evidence of formation of corporation, limited liability company, limited partnership, etc., certificate of good standing.)

Each Party to this Agreement hereby agrees to provide the Escrow Agent, prior to the establishment of the Escrow Account, with the information identified above pertaining to it by completing the form attached as Exhibit B and returning it to the Escrow Agent. Exhibit B includes one form for individuals and another form for entities.

[The balance of this page intentionally left blank – signature page follows]

10

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

Company	Placement Agent

By: _________________________	By: _________________________
Name: _____________________	Name: _____________________
Title: ______________________	Title: ______________________

Piermont Bank

By: ______________________________

Name:

Title: Vice President

11

Schedule I

Form 1 a

12

Schedule II

Certificate as to Authorized Signatures

of [Company]/[Placement Agent]

[Company]/[Placement Agent] hereby designates each of the following persons as its Authorized Representative for purposes of this Agreement, and confirms that the title, contact information and specimen signature of each such person as set forth below is true and correct. Each such Authorized Representative is authorized to initiate and approve transactions of all types for the Escrow Account[s] established under the Agreement to which this Exhibit A is attached, on behalf of [Company]/[Placement Agent].

Name (print):	Trung Pham
Specimen Signature:
Title:	CEO
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: trung@helloryse.com Email 2: finance@helloryse.com

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

Name (print):
Specimen Signature:
Title:
Telephone Number (required): If more than one, list all applicable telephone numbers.	Office: Cell:
E-mail (required): If more than one, list all applicable email addresses.	Email 1: Email 2:

13

Additional Email Addresses:

The following additional email addresses also may be used by Escrow Agent to verify the email address used to send any Payment Notice to Escrow Agent:

Email 1: ____________________________

Email 2: ____________________________

Email 3: ____________________________

COMPLETE BELOW TO UPDATE EXHIBIT A

If Company wishes to update this Exhibit A, Company must complete, sign and send to Escrow Agent an updated copy of this Exhibit A with such changes. Any updated Exhibit A shall be effective once signed by Company and Escrow Agent and shall entirely supersede and replace any prior Exhibit A to this Agreement.

[____________________________________]

By:_________________________

Name:

Title:

Date:

Piermont Bank (as Escrow Agent)

By:_________________________

Name:

Title:

Date:

14

Schedule III

Fees of Escrow Agent

Acceptance Fee:	$

Initial Fees as they relate to Piermont Bank acting in the capacity of Escrow Agent – includes review of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of Escrow Information for deposit to the Escrow Account(s). Acceptance Fee payable at time of Escrow Agreement execution.

Escrow Agent Administration Fee:	$

For ordinary administrative services by Escrow Agent – includes daily routine account management; monitoring claim notices pursuant to the agreement; and disbursement of Escrow Information in accordance with the agreement.

Piermont Bank’s bid is based on the following assumptions:

•	Number of Escrow Accounts to be established: 1
•	Est. Term: Under 12 months
•	Escrow funds remain un-invested

Out-of-Pocket Expenses:	Billed At Cost

15

Exhibit A

FORM OF ESCROW DISBURSEMENT INSTRUCTIONS

AND RELEASE NOTICE

Date:

Piermont Bank

[address]

Attention:

Dear Mr./Ms _______:

In accordance with the terms of paragraph 2(c) of a Closing Escrow Agreement dated as of _______, 2017 (the "Escrow Agreement"), by and between ______ (the “Company”), ______ (“Placement Agent”) and Piermont Bank (the "Escrow Agent"), the Company and Placement Agent hereby direct the Escrow Agent to distribute all of the Escrow Funds (as defined in the Escrow Agreement) in accordance with the following wire instructions:

________________________:                               $

________________________:                               $

________________________:                               $

Very truly yours,

Company

By:__________________

Name: _________________

Title: ________________

Placement Agent

By:__________________

Name: _______________

Title: ________________

16

Exhibit B

CIP Form

17